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                                Exhibit 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-4 of our report dated February 3, 1995 on our audits of the financial statements of Peoples State Bank as of December 31, 1994 and 1993 and for each of the years in the three year period ended December 31, 1994. We also consent to the reference to our firm under the caption "Relationships with Independent Public Accountants and Experts."



KPMG PEAT MARWICK LLP



Tampa, Florida
March 6, 1995